TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release ("**Agreement**") is made by and between Ran Bareket ("**Employee**") and nLIGHT, Inc. (the "**Company**") (collectively referred to as the "**Parties**" or individually referred to as a "**Party**").

WHEREAS, Employee was employed at-will by the Company pursuant to that certain Executive Employment Agreement between the Parties dated March 29, 2018 (the "**Employment Agreement**");

WHEREAS, Employee signed a Confidential Information, Invention Assigning and Non-Competition Agreement with the Company dated June 25, 2018 (the "**Confidentiality Agreement**");

WHEREAS, Employee previously was granted awards of stock options, restricted stock, and performance restricted stock, in each case, that are outstanding as of the date hereof (each, an "**Equity Award**") subject to the terms and conditions of the applicable Company equity plan under which the Equity Award was granted and an award agreement memorializing the Equity Award (the plan and award agreement together, the "**Stock Agreements**");

WHEREAS, before March 1, 2022, the Company will file its annual report on Form 10-K for the fiscal year ending December 31, 2021, with the U.S. Securities and Exchange Commission (the "**10-K Filing**");

WHEREAS, Employee plans to retire from the Company, and the Company and Employee have determined that Employee's employment with the Company will end no later than June 30, 2022 (the "**Planned Separation Date**" with Employee's actual last day of employment, whether the Planned Separation Date or earlier, referred to herein as the "**Separation Date**");

WHEREAS, in connection with Employee's planned retirement and following the 10-K Filing, Employee will be employed in a transitional capacity beginning on March 2, 2022 (the "**Transition Date**") until the Separation Date, as described in this Agreement;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee's employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Consideration.

a. Transition Opportunity. In consideration of Employee's execution of this Agreement and Employee's fulfillment of all of its terms and conditions, and subject to Section 3 below, Employee will have the opportunity to continue employment with the Company on a transitional, at-will basis from the Effective Date of this Agreement until, at the latest, the Planned Separation Date (the "**Transition Opportunity**").

i. Initial Transition Period. From the Effective Date of this Agreement through the time that Employee resigns from his position as Chief Financial Officer as set forth in Section 4 below, Employee will continue to serve as the Company's Chief Financial Officer performing duties customarily associated with such role, including, without limitation, overseeing the preparation, signing and filing of the 10-K Filing, as well as transitioning duties and responsibilities to the Company's new Chief Financial Officer and Chief Accounting Officer, as applicable, in all cases as directed by the Company in its sole discretion (the

"**Outgoing CFO Duties**"). From the Effective Date of this Agreement through the date immediately preceding the Transition Date (the "**Initial Transition Period**"), Employee will continue to receive Employee's regular base salary in effect as of the date of this Agreement, less applicable withholdings (the "**CFO Salary**").

ii. Subsequent Transition Period. Provided Employee remains continuously employed with the Company from the Effective Date of this Agreement through the date immediately preceding the Transition Date, from the Transition Date through the Separation Date (the "**Subsequent Transition Period**"), Employee's work schedule will be reduced to 30 hours per week and Employee's annualized base salary will be reduced to $120,000, less applicable withholdings (the "**Transition Salary**"), paid in accordance with the Company's standard payroll practices. During the Subsequent Transition Period, Employee will no longer be employed as the Company's Chief Financial Officer and Employee's role will be that of "Special Advisor," reporting to the Company's Chief Executive Officer, performing duties that are anticipated to include, but not be limited to, duties related to the transitioning of Employee's duties to the Company's new Chief Financial Officer and Chief Accounting Officer (the "**Transition Duties**"). Pursuant to Section 3 below, Employee acknowledges and agrees that continued employment during the Subsequent Transition Period is contingent on Employee timely executing and not revoking the First Supplemental Release Agreement attached hereto as Exhibit A (the "**First Supplemental Release**").

iii. Benefits During Transition Periods. During the Initial Transition Period and the Subsequent Transition Period, Employee will be eligible to receive a bonus payment for the second half of the 2021 calendar year on the same terms and conditions as in effect immediately prior to the date of this Agreement (subject to Section 1.b.iii below) and will be eligible to participate in the then-available Company benefits and plans, at the same level as Employee would have been eligible to participate in such plans immediately prior to the start of the Effective Date of this Agreement, subject to the terms and conditions, including eligibility requirements, of such plans, and vest in his Equity Awards in accordance with the Stock Agreements in effect on the date of this Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) Employee shall not be eligible to participate in the Company's 2022 bonus program, (ii) Employee shall not be eligible for any compensation increase during the Initial Transition Period or the Subsequent Transition Period, and (iii) Employee shall not be eligible for any new stock option or other equity grants during the Initial Transition Period or the Subsequent Transition Period.

b. Severance Benefits in the Event of Premature Termination. Subject to Section 2 below and in consideration of and contingent on (i) Employee's execution of this Agreement and the Second Supplemental Release Agreement attached hereto as Exhibit B (the "**Second Supplemental Release**"), (ii) both such agreements going into effect and (iii) Employee's fulfillment of all of the terms and conditions of this Agreement and the Second Supplemental Release, the Company agrees that if Employee's employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) on or following the Transition Date but prior to the Planned Separation Date, the Employee will receive the following:

i. Salary Continuation. The Company agrees to continue to pay Employee's Transition Salary, less applicable withholdings, in accordance with the Company's regular payroll practices on each of the Company's regular payroll dates for the period from the Separation Date through the Planned Separation Date, with the first installment of such payments to occur on the first regular payroll date that occurs at least five (5) business days following the Supplemental Effective Date (as defined in the Second Supplemental Release) but in all cases within sixty (60) days following the Separation Date.

ii. COBRA. The Company shall reimburse Employee for, or otherwise pay on Employee's behalf, the premium payments Employee makes for COBRA coverage for each of the full calendar months that occur during the period between the Separation Date and the Planned Separation Date, or until Employee and his eligible dependents are no longer eligible to receive continuation coverage under COBRA, whichever occurs first, provided Employee timely elects and pays for continuation coverage pursuant to the

Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("**COBRA**"), within the time period prescribed pursuant to COBRA. COBRA reimbursements, if any, shall be made by the Company to Employee consistent with the Company's normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating Employee's payments for COBRA coverage. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium that the Employee would be required to pay to continue the Employee's group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue through the Planned Separation Date.

iii. Unearned Bonus Payout. If the Separation Date occurs prior to the date on which the Company pays bonuses to its executives with respect to the second half calendar year 2021 (the "**Bonus Payment Date**"), the Company agrees to pay Employee an amount equal to the second half 2021 bonus that Employee would have received had Employee remained employed through the Bonus Payment Date, less applicable withholdings (the "**Bonus Amount Payment**"), notwithstanding the fact that under such circumstances Employee would not have earned the second half 2021 bonus due to Employee's separation from employment prior to the Bonus Payment Date. The Bonus Amount Payment, if any, will be paid to Employee on the Bonus Payment Date.

iv. Vesting Acceleration. The vesting of the Equity Awards shall immediately accelerate with respect to the number of shares subject to such Equity Awards that would have vested had Employee remained employed by the Company through the Planned Separation Date. Any portion of Employee's Equity Awards that are scheduled to vest after June 30, 2022, in accordance with the Stock Agreements shall be forfeited as of the date of this Agreement.

c. Severance Payment. Only in the event Employee's employment is not terminated for Cause, and further contingent on (i) Employee's satisfactory completion of the Outgoing CFO Duties and Employee's continued employment at least through the Transition Date, (ii) Employee's execution of this Agreement and the Second Supplemental Release, (iii) both such agreements going into effect and (iv) Employee's fulfillment of all of the terms and conditions of this Agreement and the Second Supplemental Release, the Company agrees to pay Employee a lump sum equal to the difference of (A) the total of the CFO Salary payments that would have been paid to Employee for the period of the Transition Date through the Planned Separation Date had Employee been eligible for CFO Salary during such period *less* (B) the sum total of (x) the Transition Salary payments that Employee was paid for the Subsequent Transition Period *plus* (y) in the case of a Separation Date prior to the Planned Separation Date, any additional Transition Salary payments that would have been paid to Employee had Employee remained employed through the Planned Separation Date (the "**Severance Payment**"). The Severance Payment shall be paid, less applicable withholdings, within ten (10) business days following the Supplemental Effective Date (as defined in the Second Supplemental Release).

d. Acknowledgements. Employee acknowledges that (i) without this Agreement, Employee is otherwise not entitled to the consideration listed in Section 1.a.i, (ii) without this Agreement and the First Supplemental Release, Employee is not entitled to the consideration in Section 1.a.ii., and (iii) without this Agreement and the Second Supplemental Release, Employee in not entitled to the consideration in Section 1.b or Section 1.c, as applicable. Employee agrees and acknowledges that the consideration payable under this Agreement will be subject to Section 10 ("*Limitation on Payments*") of the Employment Agreement, and such section is specifically incorporated by reference into this Agreement. Employee acknowledges and agrees that Employee's separation from employment with the Company is the result of a mutually agreed-upon voluntary resignation and, as a result, Employee has not experienced a termination without "Cause" nor a resignation for

"Good Reason" as those terms are defined in the Employment Agreement, and therefore Employee is not entitled to any severance benefits described in the Employment Agreement. Employee acknowledges and agrees that the consideration described in this Section 1 replaces and is in lieu of all severance benefits in the Employment Agreement or otherwise, including, without limitation, those described in Section 7 of the Employment Agreement. Employee further acknowledges and agrees that the Employment Agreement, except for Sections 1(b), 6, 8, 10, 12, 13, and 15-24 thereof (the "**Surviving Sections**"), is fully replaced by and superseded by this Agreement, and therefore Employee waives any rights to severance or other post-employment benefits under the Employment Agreement.

2. Supplemental Release Agreements. In exchange for the severance benefits as set forth in Sections 1.a.ii and 1.b, and 1.c above (as applicable), Employee agrees to execute, within the time period specified therein, the First Supplemental Release (with respect to the severance benefits in Section 1.a.ii) and the Second Supplemental Release (with respect to the severance benefits in Section 1.b or 1.c, as applicable), which will bridge the gap and cover the time period from the Effective Date of this Agreement through the applicable Supplemental Effective Date (as defined in each of the First Supplemental Release and Second Supplemental Release, which are collectively referred to herein as the "**Supplemental Releases**"); provided, however, the Parties agree to modify the Supplemental Releases to comply with any new laws that may become applicable. The Parties agree that changes to either of the Supplemental Releases, whether material or immaterial, do not restart the running of any consideration period specified in the applicable Supplemental Release.

If (a) Employee resigns from employment with the Company prior to the Planned Separation Date (a "**Premature Resignation**"), or (b) Employee fails to timely execute, or revokes, either of the Supplemental Releases, then such event shall be deemed to constitute a failure to comply with the material terms and conditions of this Agreement. In the event of a Premature Resignation or Employee's non-execution or revocation of the First Supplemental Release, notwithstanding anything to the contrary herein or therein, Employee shall not be entitled to the consideration in Section 1.a.ii, Section 1.b, or Section 1.c above, and in lieu thereof the Company will pay Employee a lump sum of Five Hundred Dollars ($500) less applicable withholdings (the "**Partial Payment**"), which shall be paid within ten (10) business days following the later of the effectiveness of this Agreement or the Separation Date, and Employee acknowledges and agrees that such $500 Partial Payment and any completed portion of the Transition Opportunity shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement. In the event Employee's non-execution or revocation of the Second Supplemental Release, notwithstanding anything to the contrary herein or in either of the Supplemental Releases, Employee shall not be entitled to the consideration in Section 1.b or Section 1.c above, as applicable, and in lieu thereof, the Company will pay a Partial Payment, which shall be paid within ten (10) business days following the later of the effectiveness of this Agreement or the Separation Date. Employee acknowledges and agrees that the Transition Opportunity and any such payment of a Partial Payment shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement. In the event of a Premature Resignation, and provided Employee timely executes and does not revoke the Second Supplemental Release, Employee shall, in addition to the Transition Opportunity and a Partial Payment, receive Five Thousand Dollars ($5,000), less applicable withholdings, which shall be paid within ten (10) business days following the Supplemental Effective Date (as defined in the Second Supplemental Release).

3. Employment Termination. Employee acknowledges that unless terminated sooner, Employee's employment with the Company will terminate on the Planned Separation Date. Employee acknowledges and agrees that nothing in this Agreement is intended to alter the at-will nature of Employee's employment with the Company. Accordingly, Employee's employment with the Company may be terminated at any time, with or without cause or for any or no reason, at Employee's option or at the option of the Company, with or without notice, whether on or before the Planned Separation Date. Without limiting the generality of any provision of this paragraph, Employee's continued employment during the Subsequent Transition Period is expressly conditioned on Employee's execution and non-revocation of the First

Supplemental Release. Employee's failure to timely execute the First Supplemental Release, or Employee's revocation thereof, shall result in the automatic termination of Employee's employment for Cause.

4. Resignation as Officer. Immediately effective as of the Company's appointment of a new Chief Financial Officer and Chief Accounting Officer on March 1, 2022, Employee hereby resigns from all positions and offices currently held as an officer of the Company and all of its subsidiaries. Employee acknowledges that the foregoing resignation is not because of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Employee also agrees to execute any necessary documents or other forms necessary to effectuate or document the foregoing resignation as a matter of local, state, federal, or international law.

5. Benefits. Employee's health insurance benefits shall cease no later than the last day of the month in which the Separation Date occurs, subject to Employee's right to continue Employee's health insurance under COBRA. Employee's participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

6. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

7. Release of Claims. Employee agrees that the consideration described in this Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the "**Releasees**"). Employee, on Employee's own behalf and on behalf of Employee's respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee's employment relationship with the Company, the decision to terminate that relationship, and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the National Labor Relations Act; the Washington Law Against Discrimination (RCW ch. 49.60); other Washington sex and age discrimination laws (e.g., RCW 49.12.200, 49.44.090); Washington laws regarding prohibited employment practices (RCW ch. 49.44); the Washington Equal Pay Opportunity Act (RCW ch. 49.58); Washington whistleblower protection laws (e.g., RCW 49.60.210, 49.12.005, and 49.12.130); the Washington Family Care Act (RCW 49.12.265 to 49.12.295); the Washington Family Leave Act (RCW ch. 49.78); the Washington Military Family Leave Act (RCW ch. 49.77); the Washington Paid Family and Medical Leave Act (RCW ch. 50A.04); the Washington Minimum Wage Act (RCW ch. 49.46); the Washington law regarding non-competition agreements (RCW ch. 49.62); Washington wage, hour, and working conditions laws, and all other provisions of the Washington Industrial Welfare Act (RCW ch. 49.12); the Washington Wage Payment Act (RCW ch. 49.48); and the Washington Wage Rebate Act (RCW ch. 49.52);

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys' fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). Nothing in this Agreement releases any rights or claims Employee may have under the Age Discrimination in Employment Act of 1967 or the Older Workers Benefit Protection Act, but Employee acknowledges that Employee will release such claims upon executing and not revoking the Supplemental Releases. This release does not extend to any right Employee may have to unemployment compensation benefits or workers' compensation benefits. In addition, this release does not extend to any rights of indemnification Employee may have (x) pursuant to the January 30, 2018 Indemnification Agreement between the Company and Employee (the "**Indemnification Agreement**"), (y) pursuant to the Company's certificate of incorporation and bylaws, or (z) under any applicable D&O insurance policy with the Company, subject to the respective terms, conditions, and limitations of such Indemnification Agreement, certificate of incorporation and bylaws, or D&O insurance policy, in each case, as may be applicable.

8. Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee's favor at the time of executing the release, which, if known by Employee, must have materially affected Employee's settlement with the Releasees. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee's name, or on behalf of any other person or entity, against the Company

or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee's own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company following the Separation Date, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company following the Separation Date.

11. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company's trade secrets and confidential and proprietary information, and all restrictive covenants. Employee acknowledges that nothing in this Agreement, the Supplemental Releases, or the non-disclosure obligations in the Confidentiality Agreement restricts Employee from disclosing work-related sexual harassment or sexual assault to the extent such disclosures are protected under RCW 49.44.210. Without limiting the determination of materiality of any other breach, Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Employee agrees to return, no later than the Separation Date, all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee's employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.

12. No Cooperation. Subject to Section 20 below governing Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in the Supplemental Releases. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13. Nondisparagement. Subject to Section 20 below regarding Protected Activity, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company's human resources department, which shall use its best efforts to provide only the Employee's last position and dates of employment.

14. Cooperation with Company. Following the Separation Date, Employee agrees to provide reasonable cooperation and assistance to the Company in the transition of Employee's role and in the resolution of any matters in which Employee was involved during the course of Employee's employment, or about which Employee has knowledge, and in the defense or prosecution of any investigations, audits, claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including any investigations, audits, claims or actions involving or against its officers, directors and employees. Employee's cooperation with such matters shall include, without limitation, being available to consult with the Company regarding matters in which Employee has been involved or has knowledge; to reasonably assist the Company in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company. Employee agrees to keep the Company's Human Resource

department apprised of Employee's current contact information, including telephone numbers, work address, home address, and email address(es), and to promptly respond to communications from the Company in connection with this Section 14. Employee understands and agrees that this provision requires Employee's cooperation with the Company, but is not intended to have any influence whatsoever on any specific outcome in any matter and Employee is expected at all times to provide truthful testimony and responses in connection with any matter. Employee understands and agrees that Employee is not otherwise entitled to any additional compensation for the cooperation described in this paragraph, beyond the payments and consideration provided under this Agreement.

15. Breach. In addition to the rights provided in the "Attorneys' Fees" section below, Employee acknowledges and agrees that any material breach of this Agreement or either of the Supplemental Releases (unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver under the ADEA in the Supplemental Release) or of any provision of the Confidentiality Agreement, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover Five Hundred Dollars ($500.00) of the consideration already paid pursuant to Section 1.b or Section 1.c of this Agreement, and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Supplemental Releases.

16. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

17. Costs. The Parties shall each bear their own costs, attorneys' fees, and other fees incurred in connection with the preparation of this Agreement and the Supplemental Releases.

18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee's behalf under the terms of this Agreement or the Supplemental Releases. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee's failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee's own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement, the Supplemental Releases, or the Confidentiality Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. "**Protected Activity**" means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding

that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board ("**Government Agencies**"). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Employee further understands that "Protected Activity" does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee's right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney *solely* for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual's attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement or in the Supplemental Releases constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act.

21. No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

22. Section 409A. It is intended that this Agreement and the Supplemental Releases comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder ("**Section 409A**") so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 1 and/or Section 2 of this Agreement will be made no later than March 15, 2023. Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement or any other arrangement, payable to Employee will be delayed until the first payroll date that that occurs on or after the date six (6) months and one (1) day following Employee's separation from service (within the meaning of Section 409A), except that in the event of Employee's death, any such delayed payments will be paid as soon as practicable after the date of Employee's death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Company have any obligation to reimburse or indemnify Employee or any other person for any taxes or costs that may be imposed on Employee or any other person as a result of Section 409A. In no event will Employee have discretion to determine the taxable year of payment of any separation-related payments.

23. Severability. In the event that any provision or any portion of any provision of this Agreement, the Supplemental Releases, or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement and the Supplemental Releases shall continue in full force and effect without said provision or portion of provision.

24. Attorneys' Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the ADEA waiver in the Supplemental Releases, in the event that either Party brings an action to enforce or effect its rights under this Agreement or the Supplemental Releases, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys' fees incurred in connection with such an action.

25. Entire Agreement. This Agreement, together with the Supplemental Releases (to the extent they become effective), represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and the Supplemental Releases and Employee's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and the Supplemental Releases and Employee's relationship with the Company (including, for example, the Employment Agreement), but with the exception of the Surviving Sections, the Confidentiality Agreement, the Indemnification Agreement, and the Stock Agreements.

26. No Oral Modification. This Agreement and the Supplemental Releases may only be amended in a writing signed by Employee and the person signing on behalf of the Company below (or such other representative of the Company specifically authorized to agree to modifications of this Agreement).

27. Governing Law and Venue. This Agreement and the Supplemental Releases shall be governed by the laws of the State of Washington, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Washington.

28. Effective Date. Employee understands that this Agreement shall be null and void (a) if executed by Employee prior to January 18, 2022, or (b) if not executed by Employee and received by the Company on or before January 18, 2022, at 5:00 PM Pacific Standard Time. This Agreement will become effective on the date it has been signed by both Parties (the "**Effective Date**").

29. Counterparts. This Agreement and the Supplemental Releases may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee's claims against the Company and any of the other Releasees. Employee acknowledges that:

(a) Employee has read this Agreement;

(b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee's own choice or has elected not to retain legal counsel;

(c) Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d) Employee is fully aware of the legal and binding effect of this Agreement; and

(e) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

(*The remainder of this page is intentionally left blank; signature page follows.*)

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Ran Bareket

Dated: 1/18/2022

nLIGHT, Inc.

By:______________________

Scott Keeney
Chief Executive Officer

Dated: 11/18/2022

Exhibit A

FIRST SUPPLEMENTAL RELEASE AGREEMENT

This First Supplemental Release Agreement ("**Supplemental Release**") is made by and between Ran Bareket ("**Employee**") and nLIGHT, Inc. (the "**Company**") (collectively referred to as the "**Parties**" or individually referred to as a "**Party**").

1. Consideration; Acknowledgment of Receipt of All Compensation. In consideration for the severance benefits in Sections 1.a of the Transition Agreement and Release to which this Supplemental Release was attached as an exhibit (the "**Transition Agreement**"), Employee hereby extends Employee's release and waiver of claims in Section 7 of the Transition Agreement to any claims that may have arisen between the date Employee signed the Transition Agreement and the date Employee signs this Supplemental Release, as well as any and all claims under the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Supplemental Release. Employee acknowledges and represents that the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

2. Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("**ADEA**"), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Supplemental Release. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Supplemental Release; (b) Employee has twenty-one (21) days within which to consider this Supplemental Release; (c) Employee has seven (7) days following Employee's execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release or the Transition Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Employee acknowledges and understands that any revocation of this Supplemental Release must be accomplished by a written notification to the person executing this Supplemental Release on the Company's behalf that is received prior to the Supplemental Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

3. Incorporation of Terms of Transition Agreement. The Parties further acknowledge that the terms of the Transition Agreement shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release. Any capitalized terms not otherwise defined herein shall have the definitions specified in the Transition Agreement.

4. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THIS SUPPLEMENTAL RELEASE, INCLUDING BUT NOT LIMITED TO THE TERMS OF THE TRANSITION AGREEMENT AS INCORPORATED HEREIN, THE INTERPRETATION OF THIS RELEASE, EMPLOYEE'S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION

UNDER THE FEDERAL ARBITRATION ACT (THE "**FAA**"). THE FAA'S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE'S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN KING COUNTY, WASHINGTON, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES ("**JAMS RULES**"), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 4. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE WASHINGTON CIVIL RULES. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND DECISIONAL WASHINGTON LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THE TRANSITION AGREEMENT, THIS SUPPLEMENTAL RELEASE, AND THE AGREEMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

5. Supplemental Release Effective Date. Employee understands that this Supplemental Release shall be null and void (i) if executed by Employee before the Transition Date, (ii) if executed by Employee before the Transition Agreement becomes effective, or (iii) if not executed by Employee within twenty-one (21) days following the Transition Date. This Supplemental Release will become effective on the eighth (8th) day after Employee signed this Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the "**Supplemental Effective Date**").

6. No Admission of Liability. Employee understands and acknowledges that this Supplemental Release constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company, either previously or in connection with this Supplemental Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

7. Authority. The Company represents and warrant that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Supplemental Release. Employee represents and warrants that Employee has the capacity to act on Employee's own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Supplemental Release. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

8. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee's claims against any of the Releasees. Employee acknowledges that:

(a) Employee has read this Supplemental Release;

(b) Employee (i) has until twenty-one (21) days from the Transition Date to sign this Supplemental Release, and (ii) Employee cannot sign this Supplemental Release before the Transition Date;

(c) Employee has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of Employee's own choice or has elected not to retain legal counsel;

(d) Employee understands the terms and consequences of this Supplemental Release and of the releases it contains;

(e) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Supplemental Release or in the Transition Agreement; and

(f) Employee is fully aware of the legal and binding effect of this Supplemental Release.

(The remainder of this page is intentionally left blank; signature page follows.)

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

Ran Baraket	nLIGHT, Inc.
______________________________	By:______________________________ Scott Keeney Chief Executive Officer
Dated: ________________________	Dated: ________________________

Exhibit B

SECOND SUPPLEMENTAL RELEASE AGREEMENT

This Second Supplemental Release Agreement ("**Supplemental Release**") is made by and between Ran Bareket ("**Employee**") and nLIGHT, Inc. (the "**Company**") (collectively referred to as the "**Parties**" or individually referred to as a "**Party**").

1. Consideration; Acknowledgment of Receipt of All Compensation. In consideration for the severance payments and benefits in Sections 1.a, 1.b, and/or 1.c (as applicable) of the Transition Agreement and Release to which this Supplemental Release was attached as an exhibit (the "**Transition Agreement**"), Employee hereby extends Employee's release and waiver of claims in Section 7 of the Transition Agreement to any claims that may have arisen between the date Employee signed the Transition Agreement and the date Employee signs this Supplemental Release. Employee acknowledges and represents that, other than the consideration set forth in Section 1.b or 1.c (as applicable) of the Transition Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

2. Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("**ADEA**"), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Supplemental Release. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Supplemental Release; (b) Employee has twenty-one (21) days within which to consider this Supplemental Release; (c) Employee has seven (7) days following Employee's execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release or the Transition Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Employee acknowledges and understands that any revocation of this Supplemental Release must be accomplished by a written notification to the person executing this Supplemental Release on the Company's behalf that is received prior to the Supplemental Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

3. Incorporation of Terms of Transition Agreement. The Parties further acknowledge that the terms of the Transition Agreement shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release. Any capitalized terms not otherwise defined herein shall have the definitions specified in the Transition Agreement.

4. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THIS SUPPLEMENTAL RELEASE, INCLUDING BUT NOT LIMITED TO THE TERMS OF THE TRANSITION AGREEMENT AS INCORPORATED HEREIN, THE INTERPRETATION OF THIS RELEASE, EMPLOYEE'S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE "**FAA**"). THE FAA'S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH

FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE'S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN KING COUNTY, WASHINGTON, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES ("**JAMS RULES**"), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 4. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE WASHINGTON CIVIL RULES. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND DECISIONAL WASHINGTON LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THE TRANSITION AGREEMENT, THIS SUPPLEMENTAL RELEASE, AND THE AGREEMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

5. Supplemental Release Effective Date. Employee understands that this Supplemental Release shall be null and void (i) if executed by Employee before the Separation Date, (ii) if executed by Employee before the Transition Agreement becomes effective, or (iii) if not executed by Employee within twenty-one (21) days following the Separation Date. This Supplemental Release will become effective on the eighth (8th) day after Employee signed this Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the "**Supplemental Effective Date**"). The Company will provide Employee with the consideration provided by Section 1.b or 1.c (as applicable) of the Transition Agreement in accordance with the terms of that agreement.

6. No Admission of Liability. Employee understands and acknowledges that this Supplemental Release constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company, either previously or in connection with this Supplemental Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

7. Authority. The Company represents and warrant that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Supplemental Release. Employee represents and warrants that Employee has the capacity to act on Employee's own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Supplemental Release. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

8. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee's claims against any of the Releasees. Employee acknowledges that:

(a) Employee has read this Supplemental Release;

(b) Employee (i) has until twenty-one (21) days from the Separation Date to sign this Supplemental Release, and (ii) Employee cannot sign this Supplemental Release before such date;

(c) Employee has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of Employee's own choice or has elected not to retain legal counsel;

(d) Employee understands the terms and consequences of this Supplemental Release and of the releases it contains;

(e) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Supplemental Release or in the Transition Agreement; and

(f) Employee is fully aware of the legal and binding effect of this Supplemental Release.

(The remainder of this page is intentionally left blank; signature page follows.)

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

[*Signature fields intentionally omitted; execution-ready agreement to be circulated to the Parties for signature on or shortly after the Separation Date*]